Exhibit 99.1

Investor Relations Contact:	Media Relations Contact:
Michelle Spolver	Katie Beck
408-721-5884	650-314-8705
michelle.spolver@forescout.com	katie.beck@forescout.com

ForeScout Technologies Reports Fourth Quarter and Full Year 2017 Financial Results

•	Revenue grows 33% year-over-year in Q4'17 and 32% year-over-year in FY'17

•	Gross margin improves 700 bps year-over-year in Q4'17 and improves 200 bps in FY'17

•	Q4'17 operating cash flow margin improves 600 bps year-over-year, free cash flow margin improves 900 bps year-over-year

SAN JOSE, Calif., February 7, 2018 – ForeScout Technologies, Inc. (NASDAQ:FSCT), a leading Internet of Things (IoT) security company, today announced results for its fourth quarter and full year 2017, ended December 31, 2017.

“We are pleased with the strong results we achieved in the fourth quarter, which were driven by balanced growth across our business,” said Michael DeCesare, CEO and President of ForeScout Technologies. “We saw consistent strength across a variety of customer verticals, geographies and products in the quarter, demonstrating the broad-based demand for visibility and control of networked-connected devices across campus, data center and operational technology environments. The success we achieved this year is a result of our differentiated, agentless technology, increasing traction with our maturing sales organization, our growing network of powerful third-party technology integrations and partnerships, and market tailwinds for visibility in our favor. We look forward to building upon our success in the quarters and years ahead."

Fourth Quarter 2017 Financial Highlights

•	Revenue: Total revenue was $66.0 million, an increase of 33% over the fourth quarter of 2016.

o	Product revenue was $37.5 million, an increase of 26% over the fourth quarter of 2016

o	Maintenance and Professional Services revenue was $28.4 million, an increase of 45% over the fourth quarter of 2016

•
Gross Profit: GAAP gross profit was $49.9 million, or 76% of total revenue, compared to $34.2 million in the fourth quarter of 2016, or 69% of total revenue. Non-GAAP gross profit was $51.3 million, or 78% of total revenue, compared to $34.6 million in the fourth quarter of 2016, or 70% of total revenue.

•
Operating Loss: GAAP operating loss was $35.5 million, or 54% of total revenue, compared to $16.0 million in the fourth quarter of 2016, or 32% of total revenue. Non-GAAP operating loss was $4.9 million, or 7% of total revenue, compared to $12.1 million in the fourth quarter of 2016, or 24% of total revenue.

•
Net Loss: GAAP net loss attributable to common stockholders was $49.2 million, or $1.80 per share, compared to $16.8 million in the fourth quarter of 2016, or $2.89 per share. Non-GAAP net loss was $5.4 million, or $0.20 per share, compared to $13.6 million in the fourth quarter of 2016, or $2.33 per share.

•
Cash Flow: Net cash used in operating activities was $6.3 million, compared to net cash used in operating activities of $7.9 million in the fourth quarter of 2016. Free cash flow was negative $7.4 million, or 11% of total revenue compared to negative $9.9 million in the fourth quarter of 2016, or 20% of total revenue.

Full Year 2017 Financial Highlights

•	Revenue: Total revenue was $220.9 million, an increase of 32% over the full year 2016.

•
Operating Loss: GAAP operating loss was $87.7 million, or 40% of total revenue, compared to $71.4 million in the full year 2016, or 43% of total revenue. Non-GAAP operating loss was $45.1 million or 20% of total revenue, compared to $54.6 million in the full year 2016, or 33% of total revenue.

•
Net Loss: GAAP net loss attributable to common stockholders was $104.0 million, or $9.12 per share, compared to $74.8 million in the full year 2016, or $13.33 per share. Non-GAAP net loss was $47.9 million, or $4.20 per share, compared to $59.0 million in the full year 2016, or $10.53.

•
Cash Flow: Net cash used in operating activities was $2.7 million, compared to net cash used in operating activities of $38.3 million in the full year 2016. Free cash flow was negative $7.3 million, or 3% of total revenue compared to negative $60.3 million in the full year 2016, or 36% of total revenue.

A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

“We were very pleased with our year-over-year revenue growth of 33% in the fourth quarter of 2017, which capped off a successful year for ForeScout. Our strong fourth quarter results were driven by balanced traction across our business and supported by strong execution from our sales team,” said Criss Harms, Chief Financial Officer of ForeScout. “We continued to see improving leverage in our business as non-GAAP gross margins and operating margins improved nicely year-over-year. These were driven by the ongoing shift to customers buying more of our software products, improvements in sales productivity as our team becomes more tenured, and continued effective expense management. Finally, ongoing improvements in cash management translated to free cash flow margin improvement of 3,300 basis points for the full year 2017."

Fourth Quarter Business Highlights
During the fourth quarter of 2017, ForeScout:

•	Priced and closed its Initial Public Offering, raising gross proceeds of $133.6 million, including the full exercise of the underwriters’ overallotment option.

•
Formed a strategic alliance with CrowdStrike to deliver advanced endpoint and network threat protection. The new partnership enables joint threat hunting and automated incident response to help protect against data breaches. The technology alliance also allows organizations to improve security hygiene and reduce mean time to respond (MTTR) to advanced threats across the endpoint and network.

•
Extended our integration with IBM Security Solutions and announced ForeScout’s Extended Module for IBM BigFix. Through this integration, we can help customers fortify endpoint defenses and enforce compliance across network-connected devices, including mobile, BYOD, IoT and off-premises corporate device.

•
Was recognized by premier publications, CRN and IoT Innovator, as a cutting-edge IoT security vendor for its flagship solution, ForeScout CounterACT. The CRN Tech Innovator awards recognize standout products and solutions that are moving the IT industry forward through innovation and technological advancements. Additionally, the IoT Innovator awards honor the best of IoT businesses and products across the globe.

•
Was named on Deloitte’s Technology Fast 500™, a ranking of the 500 fastest growing technology, media, telecommunications, life sciences and energy tech companies in North America. ForeScout ranked as a Technology Fast 500™ award winner for the second year in a row.

First Quarter and Full Year 2018 Outlook
ForeScout provides guidance based on current market conditions and expectations. The guidance below assumes revenue recognition under ASC 605.

For the first quarter of 2018, ForeScout expects:

•	Revenue of $53.5 million to $56.5 million, representing year-over-year growth of 24 percent at the midpoint.

•	Non-GAAP operating loss of ($16.4) to ($15.6) million

•	Non-GAAP net loss per share of ($0.46) to ($0.44) using approximately 37.7 million basic and diluted shares outstanding

For the full year of 2018, ForeScout expects:

•	Revenue of $260 million to $270 million, representing year-over-year growth of 20 percent at the midpoint.

•	Non-GAAP operating loss of ($43) to ($39) million

•	Non-GAAP net loss per share of ($1.21) to ($1.13) using approximately 38.2 million basic and diluted shares outstanding

Guidance for non-GAAP operating loss and non-GAAP net loss per share excludes stock-based compensation expense. We have not reconciled non-GAAP operating loss guidance to GAAP operating loss, nor have we reconciled non-GAAP net loss per share to GAAP net loss per share, as a result of the uncertainty regarding, and the potential variability of these items, which could be significant. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Conference Call Information
ForeScout will host a conference call for analysts and investors to discuss its fourth quarter and full year 2017 financial results today at 1:30 p.m. Pacific time. Open to the public, interested parties may access the conference call by dialing either (855) 659-9329 or (615) 247-5915 using the passcode 1886618.

A live webcast will be accessible on ForeScout’s investor relations website at investors.forescout.com. A telephonic replay of the conference call will be available through Wednesday, February 14, 2018. To access the replay, interested parties should dial either (855) 859-2056 or (404) 537-3406 using the passcode 1886618.

About ForeScout
ForeScout Technologies, Inc. helps make the invisible visible. Our company provides Global 2000 enterprises and government agencies with agentless visibility and control of traditional and IoT devices the instant they connect to the network. Our technology integrates with disparate security tools to help organizations accelerate incident response, break down silos, automate workflows and optimize existing investments. Learn more at www.forescout.com.

© 2017. ForeScout Technologies, Inc. is a Delaware corporation. ForeScout, the ForeScout logo, ActiveResponse, ControlFabric, CounterACT, CounterACT Edge and SecureConnector are trademarks or registered trademarks of ForeScout.

FSCT - F
Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our financial outlook for the first quarter of 2018 and fiscal year 2018, our markets and demand for our products as well as our growth prospects. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the evolution of the cyberthreat landscape facing enterprises in the United States and other countries; developments and trends in the domestic and international markets for network security products; our expectations concerning the productivity of our expanding sales force as our sales representatives become more seasoned; our plans to attract new customers, retain existing customers and increase our annual revenue; future acquisitions of, or investments in, complementary companies, services or technologies; fluctuations in our quarterly results of operations and other operating measures; increasing competition; our ability to recruit and retain our employees; general economic, market and business conditions; the number of shares of our common stock outstanding; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which was filed with the Securities and Exchange Commission on December 7, 2017, and which should be read in conjunction with our financial results and forward-looking statements, and is available on the SEC filings section of the Investor Relations page of our website at https://investors.forescout.com/. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made except as required by applicable law.

Non-GAAP Financial Measures
ForeScout has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). ForeScout uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing ForeScout’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with ForeScout’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of ForeScout’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Non-GAAP Gross Profit. ForeScout defines non-GAAP gross profit as gross profit plus stock-based compensation expense. ForeScout considers non-GAAP gross profit to be a useful metric for management and investors as a more accurate comparison to our peer companies and a more accurate comparison of our financial results to previous periods due to the impact of differences in valuation assumptions and varying award types associated with stock-based compensation expense.

Non-GAAP Operating Loss. ForeScout defines non-GAAP operating loss as operating loss excluding stock-based compensation expense.

Non-GAAP Net Loss Per Share. ForeScout defines non-GAAP net loss as net loss excluding stock-based compensation expense, expense associated with changes in the fair value of preferred stock warrants, and the value of the dividend of common stock issued to certain of our stockholders in connection with the initial public offering of our common stock. ForeScout defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average shares outstanding.

Free Cash Flow. ForeScout defines free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. ForeScout defines free cash flow margin as free cash flow as a percentage of total revenue. ForeScout considers free cash flow and free cash flow margin to be profitability and liquidity measures that provide useful information to management and investors about the amount of cash generated by the business that, after the purchases of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet.

FORESCOUT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited, in thousands)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$63,009	$79,665
Short-term investments	123,384	—
Accounts receivable	65,428	44,694
Inventory	3,660	890
Prepaid expenses and other current assets	8,655	8,592
Total current assets	264,136	133,841
Property and equipment, net	23,260	24,536
Severance pay deposits	2,118	1,704
Restricted cash	4,146	4,011
Other assets	2,002	3,334
Total assets	$295,662	$167,426
Liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$7,348	$5,210
Accrued compensation	25,358	17,286
Accrued expenses	10,023	12,903
Customer deposits	1,008	718
Deferred revenue	98,027	68,844
Notes payable	7,245	7,163
Total current liabilities	149,009	112,124
Warrant liabilities	—	4,874
Deferred revenue - non-current	64,731	40,070
Notes payable - non-current	15,579	22,824
Accrued severance pay liability	2,617	2,033
Other liabilities	9,190	10,244
Total liabilities	241,126	192,169
Commitments and Contingencies
Redeemable convertible preferred stock	—	283,854

Stockholders' equity (deficit):
Common stock	38	6
Additional paid-in capital	551,986	84,792
Accumulated other comprehensive loss	(112)	—
Accumulated deficit	(497,376)	(393,395)
Total stockholders’ equity (deficit)	54,536	(308,597)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$295,662	$167,426

FORESCOUT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Revenue:
Product	$37,524	$29,794	$121,413	$98,655
Maintenance and professional services	28,432	19,636	99,458	68,186
Total revenue	65,956	49,430	220,871	166,841
Cost of revenue:
Product	6,981	7,924	24,098	21,678
Maintenance and professional services	9,109	7,267	34,771	26,571
Total cost of revenue	16,090	15,191	58,869	48,249
Total gross profit	49,866	34,239	162,002	118,592
Operating expenses:
Research and development	14,801	9,138	47,435	31,490
Sales and marketing	46,578	33,499	151,093	127,815
General and administrative	23,941	7,650	51,206	30,731
Total operating expenses	85,320	50,287	249,734	190,036
Loss from operations	(35,454)	(16,048)	(87,732)	(71,444)
Interest expense	(270)	(505)	(1,223)	(2,577)
Other income (expense), net	382	(253)	316	(607)
Change in fair value of warrant liabilities	(385)	725	(727)	1,104
Loss before income taxes	(35,727)	(16,081)	(89,366)	(73,524)
Income tax provision	618	733	1,839	1,250
Net loss	$(36,345)	$(16,814)	$(91,205)	$(74,774)
Deemed dividend on the conversion of Series G redeemable convertible preferred stock	12,810	—	12,810	—
Net loss attributable to common stockholders	$(49,155)	$(16,814)	$(104,015)	$(74,774)
Net loss per share attributable to common stockholders, basic and diluted	$(1.80)	$(2.89)	$(9.12)	$(13.33)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	27,348,937	5,818,185	11,405,356	5,609,187

FORESCOUT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2017	2016
Cash flows from operating activities
Net loss	$(91,205)	$(74,774)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation	42,596	16,834
Depreciation	6,068	3,610
Amortization of discount on debt and interest income	(127)	694
Change in fair value of warrant liabilities	727	(1,104)
Changes in operating assets and liabilities
Accounts receivable	(20,734)	(15,469)
Inventory	(2,719)	(450)
Deferred cost of revenue	257	(154)
Prepaid expenses and other current assets	(320)	(4,878)
Other assets	(535)	(1,767)
Accounts payable	1,734	596
Accrued compensation	8,072	4,134
Accrued expenses	(889)	3,145
Customer deposits	290	(1,100)
Deferred revenue	53,844	25,455
Severance pay, net	170	164
Other liabilities	36	6,773
Net cash used in operating activities	(2,735)	(38,291)
Cash flows from investing activities
Purchases of property and equipment	(4,517)	(22,006)
Purchases of investments	(123,032)	(23,983)
Proceeds from maturities of short-term investments	—	12,000
Proceeds from sales of short-term investments	—	11,979
Change in restricted cash	(136)	(189)
Net cash used in investing activities	(127,685)	(22,199)
Cash flows from financing activities
Net borrowings of notes payable	—	29,977
Repayments of notes payable	(7,500)	(20,130)
Payment of accrued success fees	(350)	—
Net proceeds from issuance of redeemable convertible preferred stock	—	2,399
Proceeds from exercise of stock options	1,626	1,071
Payments of deferred offering costs	(4,245)	(8)
Proceeds from initial public offering, net of underwriting discounts and commissions	124,233	—
Net cash provided by financing activities	113,764	13,309
Net change in cash and cash equivalents for period	(16,656)	(47,181)
Cash and cash equivalents at beginning of period	79,665	126,846
Cash and cash equivalents at end of period	$63,009	$79,665

FORESCOUT TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

GAAP gross profit	$49,866	$34,239	$162,002	$118,592
Add:
Stock-based compensation expense	1,404	328	2,394	1,153
Non-GAAP gross profit	$51,270	$34,567	$164,396	$119,745

GAAP operating expense:	$85,320	$50,287	$249,734	$190,036
Less:
Stock-based compensation expense	29,132	3,644	40,202	15,681
Non-GAAP operating expense	$56,188	$46,643	$209,532	$174,355

GAAP operating loss	$(35,454)	$(16,048)	$(87,732)	$(71,444)
Add:
Stock-based compensation expense	30,536	3,972	42,596	16,834
Non-GAAP operating loss	$(4,918)	$(12,076)	$(45,136)	$(54,610)

GAAP net loss per share	$(1.80)	$(2.89)	$(9.12)	$(13.33)
Add:
Effect on net loss per share from stock-based compensation expense	1.12	0.68	3.73	3.00
Effect on net loss per share from change in fair value of warrant liabilities	0.01	(0.12)	0.07	(0.20)
Effect on net loss per share from deemed dividend on the conversion of Series G redeemable convertible preferred stock	0.47	—	1.12	—
Non-GAAP net loss per share	$(0.20)	$(2.33)	$(4.20)	$(10.53)

Net cash used in operating activities	$(6,298)	$(7,896)	$(2,735)	$(38,291)
Less:
Net purchases of property and equipment	(1,131)	(2,047)	(4,517)	(22,006)
Free cash flow (non-GAAP)	$(7,429)	$(9,943)	$(7,252)	$(60,297)
Free cash flow margin	(11)%	(20)%	(3)%	(36)%